                                                                     EXHIBIT 5.1


August 16, 1994




BMC Industries, Inc.
Two Appletree Square
Minneapolis, Minnesota  55425

Re:  BMC Industries, Inc.
     1994 Stock Incentive Plan
     Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to BMC Industries, Inc., a Minnesota corporation (the "Company"), in connection with the registration by the Company of 710,000 shares of its Common Stock, no par value (the "Shares"), pursuant to the Company's Registration Statement on Form S-8 for the Company's 1994 Stock Incentive Plan (the "Plan"), as filed with the Securities and Exchange Commission on August 16, 1994 (the "Registration Statement").

In acting as counsel for the Company and arriving at the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein.

In connection with our examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of natural persons and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

Based on the foregoing, and subject to the qualifications and limitations set forth herein, it is our opinion that:

     1. The Company has the corporate authority to issue the Shares in the manner and under the terms set forth in the Registration Statement.

     2. The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the Plan referred to in the Registration Statement, will be validly issued, fully paid and nonassessable.

August 16, 1994
Page 2

We express no opinion with respect to laws other than those of the State of Minnesota and the federal laws of the United States of America, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to its use as part of the Registration Statement.

We are furnishing this opinion to the Company solely for its benefit in connection with the Registration Statement as described above. It is not to be used, circulated, quoted or otherwise referred to for any other purpose.

Very truly yours,

OPPENHEIMER WOLFF & DONNELLY